PROMISSORY NOTE

$5,000,000.00                                                 April 3, 1997


         FOR VALUE RECEIVED, the undersigned, USF&G/LEGG MASON REALTY PARTNERS LIMITED PARTNERSHIP, a Maryland limited partnership ("Maker") hereby promises to pay to the order of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, its successor or assigns ("Noteholder") the principal sum of Five Million and 00/100 Dollars ($5,000,000.00), with interest on the unpaid principal balance thereof from the date of disbursement until maturity at the rate of seven and six tenths percent (7.6%) per annum ("Interest Rate"), both principal and interest being payable as hereinafter provided in lawful money of the United States of America at 751 Broad Street, Newark, New Jersey 07102-3777, or at such other place as from time to time may be designated by Noteholder. Interest shall be calculated and paid on the basis of a 30-day month and 360-day year.

         1.       Payments.  Maker agrees to pay Noteholder monthly as follows:

                  (a) interest only from the date of disbursement through June 15, 1997 and principal in the amount of Five Thousand Six Hundred Eight and 73/100 Dollars ($5,608.73) shall be due and payable on June 15, 1997. The first month's payment is an adjusted payment; and

                  (b) monthly installment payments of Thirty-Seven Thousand Two Hundred Seventy-Five and 40/100 Dollars ($37,275.40) of principal and interest on the 15th day of July, 1997 and on the same day of each succeeding month (the "Monthly Due Date") through and including the 15th day of May, 2002 (the "Maturity Date") on which date all unpaid principal and interest, together with any other sums due under the terms of this Note, shall be due and payable.

         2. Treatment of Payments. All payments of principal, interest, late charges (as described below), and Prepayment Premium (as described below), if any, due under this Note, shall be paid in lawful money of the United States of America to Noteholder at Noteholders' address as set forth above, or at such other place, as Noteholder shall designate. Each installment payment under this Note shall be applied first to the payment of any unpaid late charge, then to accrued interest and the remainder to the reduction of unpaid principal. As to all installment payments, time is of the essence.


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         3. Late Charges. If any monthly installment of principal and/or interest is not paid in full on or before the Monthly Due Date, then a charge for late payment ("Late Charge") of $24.85 per day (the Per Diem Late Charge") shall be assessed by Noteholder and paid by Maker for each day that such payment is not paid from (and including) the first day after such Monthly Due Date to (and including) the date upon which such payment is made; provided, however, that if any such monthly principal and/or interest payment, together with all accrued Per Diem Late Charges, is not made in full on or before the fourteenth day immediately following such Monthly Due Date, a Late Charge equal to 4% of the monthly principal and/or interest payment (the "Monthly Late Charge") shall be deemed to be immediately assessed and shall be immediately due and payable by Maker. The Monthly Late Charge shall be payable in lieu of and not in addition to any Per Diem Late Charges that shall have accrued during the two-week period immediately preceding the assessment of the Monthly Late Charge. The Per Diem Late Charge and Monthly Late Charge shall be in addition to all other rights and remedies available to Noteholder upon the occurrence of a default under the Loan Documents.

         4. Default Interest. In the event of (a) a default under this Note, the Mortgage or any other Loan Documents, or (b) maturity of this Note, interest shall accrue hereunder at the greater of (i) the Prime Rate plus five percent per annum or (ii) the Interest Rate plus five percent (5%) per annum, but not in excess of that permitted by law ("Default Rate"). "Prime Rate" shall mean the prime rate published in the Wall Street Journal on the date the default occurs.

         5. Security. This Note is secured by a Mortgage, Security Agreement and Fixture Filing (hereinafter called the "Mortgage") of even date herewith in favor of Noteholder evidencing a lien on certain real property in Marion County, Indiana, described therein, and evidencing a security interest in certain personal property, fixtures and equipment described therein and by other documents to which reference is hereby made for a description of the property covered thereby, the nature and extent of the security and the rights and powers of Noteholder in respect to such security, and for certain terms used in this Note. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Mortgage.

         6. Event of Default. Upon the failure to pay any installment of principal and/or interest due on this Note as above promised (provided, however, Noteholder shall provide written notice to Maker of Maker's failure to pay any installment of principal and/or interest due on this Note as above promised one
(1) time in any twelve (12) month period in which event Maker shall have five
(5) days from delivery of such notice to pay such installment) or upon the occurrence of a default specified in any of the Loan Documents, Noteholder shall have the option of declaring the Indebtedness to be immediately due and payable ("the Loan Acceleration"). After Loan Acceleration, Noteholder shall have the option of applying any payments received to principal or interest or any other costs due pursuant to the terms of this Note or the Loan Documents.

         7. Prepayment. Subject to Maker's payment of the premium for early repayment referred to below and all accrued interest and other sums due under this Note, the Mortgage and any other Loan Documents, if any, Maker shall have the right to prepay all or part of the outstanding principal balance of this Note on any date upon giving not less than thirty (30) days prior written notice to Noteholder of Maker's intention to prepay. If the principal of this Note is prepaid for any reason, whether voluntarily or involuntarily, or after Loan Acceleration, Maker shall pay a premium for prepayment (the "Prepayment Premium") in an amount equal to the Present Value of this Note (as hereinafter defined) less the amount of principal being prepaid, including accrued interest, if any, calculated as of the Prepayment Date. Noteholder shall notify Maker of the amount and basis of determination of the Prepayment Premium. On or before the Prepayment Date, Maker shall pay to Noteholder the Prepayment Premium together with the amount of the principal being prepaid and all accrued interest and other sums due under this Note and the Loan Documents. Noteholder shall not be obligated to accept any prepayment of the principal balance of this Note unless such prepayment is accompanied by the Prepayment Premium and all accrued interest and other sums due under this Note and the Loan Documents. For purposes of determining the Prepayment Premium, the following terms shall have the following meanings:

                           (a) The "Treasury Rate" is the sum of (x) the
                  semi-annual yield on the Treasury Constant Maturity Series with maturity equal to the remaining weighted average life of the payments due on this Note, for the week prior to the Prepayment Date, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates, conclusively determined by Noteholder on the Prepayment Date, and (y) one percent (1%). The rate will be determined by linear interpolation between the yields reported in Release H.15, if necessary. In the event Release H.15 is no longer published, Noteholder shall select a comparable publication to determine the Treasury Rate.

                           (b) The "Discount Rate" is the rate which, when
                  compounded monthly, is equivalent to the Treasury Rate, when compounded semi-annually.

                           (c) The "Present Value of this Note" shall be
                  determined by discounting all scheduled payments of principal and interest remaining to maturity of this Note, attributed to the amount being prepaid, at the Discount Rate. If prepayment occurs on a date other than a regularly scheduled payment date, the actual number of days remaining from the Prepayment Date to the next regularly scheduled payment date will be used to discount within this period.

Maker agrees that Noteholder shall not be obligated to actually reinvest the amount prepaid in any Treasury obligations as a condition precedent to receiving the Prepayment Premium.

         Notwithstanding the foregoing, no Prepayment Premium will be due if this Note is prepaid on or after January 15, 2002.

         8. Limitation on Personal Liability. Except as hereinafter provided, in the event of Loan Acceleration due to an event of default described in paragraph 6 of this Note, Lender shall not enforce any deficiency judgment against Maker or the general partners of Maker (hereinafter referred to singularly or collectively as the "Exculpated Parties") with respect to any and all obligations secured by the Mortgage in excess of the amount realized upon foreclosure against (or sale, pursuant to power of sale, of) any and all Property therefor; provided, however, that nothing contained herein or in any Loan Document shall:

                  (a) limit Noteholder's other rights and remedies against the Exculpated Parties hereunder or thereunder, either at law or in equity;

                  (b) limit the enforceability of, or Noteholder's recourse under, any certificate, indemnity, guaranty, master lease or similar instrument furnished in connection with the Loan (including, without limitation, the Hazardous Substances Remediation and Indemnification Agreement, the ERISA Certificate and Indemnification Agreement, the Certificate of Representation and Warranties, and the brokerage indemnity); or

                  (c) relieve the Exculpated Parties from personal liability or responsibility for:

                           (i)   waste with respect to the Property;

                           (ii) any security deposits of tenants (i) not turned over to Noteholder upon foreclosure, sale (pursuant to power of sale), or conveyance in lieu thereof or (ii) not turned over to a receiver or trustee for the Property after appointment thereof;

                           (iii) any insurance proceeds or condemnation awards
                  received by any of the Exculpated Parties and not turned over to Noteholder nor used in compliance with the Loan Documents;

                           (iv) the greater of the amounts set forth below in 8(c)(iv)(1) and (2), if any of the Exculpated Parties executes an amendment or termination of any lease at the Property (other than a lease with a Major Tenant (as defined in the Mortgage) which is addressed in subsection 8(D) below) without Noteholder's prior written consent, if such consent is required under the Loan Documents:

                                    (1) the present value (calculated at the
                           Discount Rate) of the aggregate total dollar amount (if any) by which (A) rental income and/or other tenant obligations prior to the amendment of such lease exceeds (B) rental income and/or other tenant obligations after the amendment of such lease; or

                                    (2) any termination fee or other
                           consideration paid;

                           (v) any rents and other income from the Property received by any of the Exculpated Parties after a default under the Loan Documents and not otherwise applied to the current (not deferred) fixed and operating expenses of the Property or to the Indebtedness under this Note; provided, however, the Exculpated Parties shall be personally liable for any such amounts paid as management, maintenance, repair or janitorial fees, costs, expenses or any other charges to any of the Exculpated Parties or to a person or entity related to or affiliated with any of the Exculpated Parties;

                           (vi) any assessments and taxes (accrued and/or payable) with respect to the Property;

                           (vii) any sums expended by Noteholder in fulfilling the obligations of Maker, as lessor, under any Leases of the Property; or

                           (viii) all legal fees, including allocated cost of
                  Noteholder's staff attorneys, and other expenses incurred by Noteholder in enforcing the Loan Documents if Maker contests, delays, or otherwise hinders or opposes (including, without limitation, the filing of a bankruptcy) any of Noteholder's enforcement actions.

         Notwithstanding the foregoing, this agreement by Noteholder not to pursue recourse liability SHALL BECOME NULL AND VOID and shall be of no further force and effect in the event:

                           (A) that there shall be any breach or violation of
                  the Due on Sale or Encumbrance section of the Mortgage; or

                           (B) of any fraud or material misrepresentation by any
                  of the Exculpated Parties in connection with the Property, the Loan Documents, the Loan Application, or any other aspect of the Loan; or

                           (C) that the Premises or any part thereof shall
                  become an asset in (i) an involuntary bankruptcy or insolvency proceeding, filed by a Person other than Noteholder, which is not dismissed within ninety (90) days of filing, or (ii) a voluntary bankruptcy or insolvency proceeding; or

                           (D) that any of the Exculpated Parties executes an
                  amendment or termination of any lease with a Major Tenant assigned to Noteholder under the Loan Documents, without the prior written consent of Noteholder, if such consent is required under the Loan Documents.

         9. Non-Usurious Loan. It is the intent of Noteholder and Maker in this Note and all other Loan Documents now or hereafter securing this Note to contract in strict compliance with applicable usury law. In furtherance thereof, Noteholder and Maker stipulate and agree that none of the terms and provisions contained in this Note, or in any other instrument executed in connection herewith including but not limited to the Loan Documents, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law. Neither Maker nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of this Note shall ever be required to pay interest on this Note at a rate in excess of the maximum interest that may be lawfully charged under applicable law, and the provisions of this paragraph shall control over all other provisions of this Note, the Loan Documents and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. Noteholder expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated. If the maturity of this Note is accelerated for any reason or if the principal of this
Note is paid prior to the end of the term of this Note, and as a result thereof the interest received for the actual period of existence of this Note exceeds the applicable maximum lawful rate, Noteholder shall, at its option, either refund the amount of such excess or credit the amount of such excess against the principal balance of this Note then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Noteholder collects monies which are deemed to constitute interest which would increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the lawful rate shall, upon such determination, at the option of Noteholder, be either immediately returned or credited against the principal balance of this Note then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution of this Note Maker acknowledges that it believes this Note and all interest and fees paid pursuant to the Loan represented by this Note, to be non-usurious. Maker agrees that if, at any time, Maker should believe that this Note or the Loan is in fact usurious, Maker will give Noteholder notice of such condition and Maker agrees that Noteholder shall have ninety (90) days in which to make appropriate refund or other adjustment in order to correct such condition if in fact such condition exists. The term "applicable law" as used in this Note shall mean the laws of the State of Indiana or the laws of the United States, whichever allows the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

         10. Noteholder's Attorneys' Fees. Should the Indebtedness represented by this Note or any part thereof be collected at law or in equity or through any bankruptcy, receivership, probate or other court proceedings or if this Note is placed in the hands of attorneys for collection after default, or if the lien or priority of the lien represented by the Mortgage is the subject of any Court proceeding, Maker and all endorsers, guarantors and sureties of this Note jointly and severally agree to pay to Noteholder in addition to the principal and interest due and payable hereon reasonable attorneys' and collection fees including those incurred by Noteholder for any appeal.

         11. Maker's Waivers. Maker and all endorsers, guarantors and sureties of this Note and all other persons liable or to become liable on this Note severally waive presentment for payment, demand, notice of demand and of dishonor and nonpayment of this Note, notice of intention to accelerate the maturity of this Note, notice of acceleration, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party, and agree to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, before or after maturity.

         12. Payment of Taxes and Fees. Maker agrees to pay the cost of any revenue, tax or other documentary fee or stamps now or hereafter required by law to be affixed to this Note or the Mortgage.

         13. Governing Law. This Note and the rights, duties and liabilities of the parties hereunder and/or arising from or relating in any way to the indebtedness evidenced by this Note or the transaction of which such indebtedness is a part shall be governed and construed for all purposes by the law of the State of Indiana.

         14. WAIVER OF TRIAL BY JURY. MAKER AND ALL EXCULPATED PARTIES HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE APPLICATION FOR THE LOAN, THE LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF NOTEHOLDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

                                      MAKER:

                                      USF&G/LEGG MASON REALTY
                                      PARTNERS LIMITED PARTNERSHIP,
                                      a Maryland limited partnership

                                      By:      USF&G Realty Partners, Inc. a
                                               Maryland corporation, general
                                               partner


                                               By: __________________________
                                                    Name:____________________
                                                    Title:___________________